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Exhibit 10

                    SEPARATION AGREEMENT AND GENERAL RELEASE


     This Separation Agreement and General Release ("Agreement") is entered into by and between Alec C. Covington ("Covington") and SUPERVALU INC. ("SUPERVALU").

     WHEREAS, Covington has resigned his employment and duties with SUPERVALU as Executive Vice President and President & Chief Operating Officer, Distribution Food Companies will terminate by mutual agreement effective April 27, 2001; and

     WHEREAS, Covington and SUPERVALU desire to fully and finally settle all legal issues, differences and actual and potential claims between them, including, but in no way limited to, any claim that might arise out of Covington's employment with SUPERVALU and the termination thereof;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, Covington and SUPERVALU agree as follows.

     1. Covington hereby resigns from his employment and his position with SUPERVALU as Executive Vice President and President & Chief Operating Officer, Distribution Food Companies, effective April 27, 2001.

     2. Covington and SUPERVALU agree that the parties have entered into an agreement entitled, SUPERVALU INC. RESTRICTED STOCK PLAN RESTRICTED STOCK AWARD AGREEMENT, dated August 31, 1999, and that such Agreement is hereby amended to provide that the Shares shall vest in full in Covington on the Effective Date of this Separation Agreement and General Release, as defined in Paragraph20 below and further agree that all other terms of Restricted Stock Award Agreement shall remain in full force and effect. Covington expressly acknowledges and agrees to the enforceability of the covenants contained in Section 8 of that Restricted Stock Award Agreement.

     3. Covington and SUPERVALU further agree that the parties have entered into a DEFERRED COMPENSATION AGREEMENT, dated November 3, 1999, which is hereby amended to provide that Covington shall be vested in the Account as of the Effective Date of this Separation Agreement and General Release, as defined in Paragraph 20 below, and further agree that all other terms of that Deferred Compensation Agreement shall remain in full force and effect. Covington expressly acknowledges and agrees to the enforceability of the covenants contained in Section 11 of that Deferred Compensation Agreement.

     4. SUPERVALU acknowledges that Covington has accepted employment as Chief Executive Officer of AmeriCold Logistics LLC., and further agrees to waive any claim that SUPERVALU has or might have that such employment breaches the terms of Section 8 of the Restricted Stock Agreement or Section 11 of the Deferred Compensation Agreement, both referenced above, or the terms of Covington's Employment Agreement with SUPERVALU.

     5. Except as otherwise expressly provided within this Agreement, Covington's rights to benefits under all SUPERVALU benefit plans shall be governed by the terms of those plans.

     6. All other items of compensation not mentioned in this Separation Agreement and General Release have been resolved, and Covington shall have no further claim to any other items of compensation or benefits.

     7. Covington agrees that he is not entitled to the payments and benefits described in paragraphs 2 and 3 above as a result of his employment with SUPERVALU, and that the payments and benefits are being provided as consideration for his acceptance and execution of this Agreement.

     8. By this Agreement, Covington and SUPERVALU intend to settle any and all claims that Covington has or may have against SUPERVALU arising from or related to Covington's employment with SUPERVALU and/or the cessation of Covington's employment with SUPERVALU. For the consideration expressed herein, Covington hereby releases and discharges SUPERVALU, its subsidiary corporations and all of their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, and/or directors from all liability for damages and/or from legal claims of any kind, including but not limited to any statutory, contract, quasi contract, or tort claims, whether known or unknown, developed or undeveloped, and agrees not to institute any claim for damages or otherwise, by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim via administrative or legal proceedings

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against SUPERVALU for any such claims including, but not limited to, claims arising out of his employment or the termination of that employment including but not limited to claims for wages, commissions, penalties, vacation pay or other benefit, defamation or improper discharge (based on contract, at common law or under any federal, state or local statute or ordinance prohibiting discrimination in employment particularly discrimination based on race, sex, national origin, age, color, religion, marital status, disability or sexual orientation including the Age Discrimination in Employment Act) or attorney's fees or other costs or expenses. Covington and SUPERVALU agree that, by signing this Agreement, Covington does not waive any claims arising after the execution of this Agreement.

     9. Covington agrees to provide limited transition services to SUPERVALU as reasonably requested.

     10. Covington further agrees that he will be available upon reasonable notice and will voluntarily participate in the defense or prosecution of any claims or litigation that may be brought against or on behalf of SUPERVALU about which he has information or knowledge. SUPERVALU agrees that it will indemnify Covington with respect to such claims or litigation to the same extent that it is permitted to indemnify its current officers.

     11. Covington is hereby informed of his right to rescind and revoke this Separation Agreement by written notice to SUPERVALU within 15 calendar days following his execution of this Agreement. To be effective, such written notice must either be delivered by hand or sent by certified mail, return receipt requested, addressed to Mr. Ronald C. Tortelli, SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota 55344, delivered or post-marked within such 15-day period.

     12. Covington acknowledges that he has been advised to consult with an attorney prior to signing this Agreement and further acknowledges that he has been advised that he has at least 21 days to consider whether to agree to waive and release his rights under the Age Discrimination in Employment Act. In the event that Covington executes this Agreement prior to the end of that 21-day period, that act shall constitute his voluntary waiver of the rights described within this Paragraph 12.

     13. The parties further agree that the terms of this Agreement shall remain confidential provided that SUPERVALU may disclose such terms as is necessary to effectuate the terms of the Agreement and/or for the operation or its business and that Covington may disclose such terms to his spouse, tax and financial advisers, and attorney. The disclosing party shall advise the person or entity to whom information is disclosed of the confidential nature of such information.

     14. Covington agrees that on or before April 27, 2001 he will return to SUPERVALU any property of SUPERVALU in his possession or control.

     15. Covington agrees that he will refrain from making any statements, whether written or oral, which are materially disparaging of SUPERVALU, its directors, officers, employees, agents, or representatives. SUPERVALU agrees that its officers and directors will refrain from making any statements, whether written or oral, that are materially disparaging of Covington.

     16. Covington agrees this Agreement shall not in any way be construed as an admission by SUPERVALU that it has acted wrongfully with respect to Covington or any other person, or that Covington has any legal claims whatsoever against SUPERVALU. SUPERVALU specifically disclaims any liability to, or wrongful acts against, Covington or any other person, on the part of itself, its directors, its officers, its employees, its representatives or its agents.

     17. SUPERVALU represents and warrants that to the knowledge of its officers and directors, as of the date hereof, SUPERVALU has no claim against Covington for any breach of his duties or responsibilities committed while employed by SUPERVALU.

     18. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Covington hereby affirms that his rights to payments or benefits from SUPERVALU are specified exclusively and completely in this Agreement. Any modification of, or addition to, this Agreement must be in writing, signed by SUPERVALU and Covington.

     19. This Agreement constitutes a contract enforceable against either party and shall be construed and enforced in accordance with the laws of the State of Minnesota. Nothing contained in this Agreement is intended to violate any applicable law. If any part of this Agreement is construed to be in violation of a state and/or federal law, then that part shall be null and void, but the balance of the provisions of this Agreement shall remain in full force and effect.

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     20.  Covington hereby affirms and acknowledges that he has read the foregoing Agreement and that he has hereby been advised to consult with an attorney prior to signing this Agreement. Covington agrees that the provisions set forth in this Agreement are written in language understandable to him and further affirms that he understands the meaning of the terms of this Agreement and their effect. Covington represents that he enters into this Agreement freely and voluntarily.

     21. The Effective Date of this Separation Agreement and General Release shall be the eighteenth day following the date on which Covington executes this Agreement, provided that Covington has not rescinded as provided in Paragraph 11 hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.



Dated:  5/10/01                     /s/ Alec C. Covington
                                    ---------------------
                                    Alec C. Covington


Dated:  5/4/01                      SUPERVALU  INC.


                                    By /s/ Ronald C. Tortelli
                                    -------------------------
                                      Its Senior Vice President,
                                          Human Resources__

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